UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 19, 2014

GEORGIA-CAROLINA BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22981	58-2326075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 Wheeler Road, Augusta, Georgia		30909
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(706) 731-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2014, Georgia-Carolina Bancshares, Inc. (the “Company”), the holding company for First Bank of Georgia (“First Bank”), and State Bank Financial Corporation (“State Bank”), the holding company for State Bank and Trust Company (“SBTC”), entered into an agreement and plan of merger (the “Merger Agreement”), which provides that, subject to the terms and conditions set forth in the Merger Agreement, State Bank will acquire the Company and its wholly-owned subsidiary, First Bank, in a cash and stock transaction with a purchase price of approximately $82 million, or $22.35 per share (the “Merger”). The transaction value at the time of the Merger may change due to fluctuations in the price of State Bank's common stock.

Subject to the terms and conditions of the Merger Agreement, each share of the Company’s common stock will be converted into the right to receive $8.85 in cash and a number of shares of State Bank common stock equal to an exchange ratio (described below), subject to the limitations that, if the aggregate value of the stock consideration is less than 40% of the aggregate merger consideration, the exchange ratio will be adjusted such that the aggregate stock consideration is at least 40% of the aggregate merger consideration. Cash will also be paid in lieu of fractional shares.

The exchange ratio will depend on the average closing price of State Bank’s common stock during the twenty trading day period ending five business days before the closing of the transaction (the “Final State Bank Price”). If the Final State Bank Price is above $14.00 but below $17.00, the exchange ratio will be equal to $13.50 divided by the Final State Bank Price. If the Final State Bank Price is at or above $17.00, the exchange ratio will be 0.794. If the Final State Bank Price is at or below $14.00, the exchange ratio will be 0.964.

At the effective time of the Merger, each option granted by the Company to purchase shares of the Company’s common stock will be cancelled immediately prior to completion of the Merger in exchange for a cash payment at closing equal to the product obtained by multiplying (1) the number of shares of the Company’s common stock underlying such person’s options by (2) the Per Share Purchase Price (as defined in the Merger Agreement) less the exercise price per share of such options, by entering into a Stock Option Cash-Out Agreement. In the event that the product obtained by the prior sentence is zero or a negative number, then the options will be cancelled for no consideration. Each option to acquire the Company’s common stock outstanding but unvested on the date of closing will be accelerated to vest prior to the closing of the Merger.

Pursuant to the Merger Agreement, at the closing of the Merger, State Bank will designate one person who previously served on the board of directors of the Company to serve on State Bank’s board of directors. In addition, at the closing of the Merger, State Bank, as the sole shareholder of First Bank, will cause the board of directors of First Bank to be comprised of the fifteen current board members of First Bank and State Bank’s President, J. Thomas Wiley, Jr.

Simultaneously with the execution of the Merger Agreement, Remer Y. Brinson, III, the Company’s President and Chief Executive Officer (and several other officers of First Bank) entered into offer letters and separation agreements with First Bank and State Bank, respectively (collectively, the “Officer Service Agreements”). See Item 5.02 of this Current Report on Form 8-K (this “Report”) for a description of the arrangements with Mr. Brinson.

In connection with the Merger Agreement, each of the directors of the Company and First Bank have entered into a Non-Compete Agreement with State Bank (effective as of the Effective Time of the Merger), whereby they have agreed to certain restrictions related to competing activities in favor of State Bank.

In connection with entering into the Merger Agreement, each of the directors and executive officers of the Company have entered into a voting agreement with State Bank, in the form attached hereto as Exhibit 99.1, pursuant to which each such person has agreed, among other things, to vote all shares of the Company’s common stock owned by such person in favor of the approval of the Merger Agreement and the transactions contemplated thereby (the “Support Agreements”). The Support Agreements generally require that the shareholders who are a party thereto vote all of their shares of the Company’s common stock in favor of the Merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of the Company’s common stock prior to the consummation of the Merger. The Support Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Further, in connection with the Merger Agreement, each of the directors and executive officers of the Company and First Bank have also signed a Claims Letter (effective as of the Effective Time of the Merger), whereby they have disclosed any claims against the Company (and State Bank as successor), of which there are none, and/or consideration (other than consideration to be received in connection with the Merger) which may be owed to them upon closing of the Merger.

The Merger Agreement contains customary representations and warranties from State Bank and the Company, and State Bank and the Company have agreed to customary covenants and agreements, including, among others, covenants and agreements relating to (1) the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and the closing of the Merger, (2) the Company’s obligation to facilitate its shareholders’ consideration of, and voting upon, the necessary approval in connection with the Merger, and (3) each party’s obligation to use commercially reasonable efforts to promptly prepare and file all necessary regulatory applications.

The boards of directors of the Company and State Bank have approved the Merger Agreement. The Merger Agreement and the transactions contemplated thereby are subject to the approval of the shareholders of the Company, regulatory approvals, and other customary closing conditions. The Merger Agreement provides certain termination rights for both the Company and State Bank, and further provides that upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay State Bank a termination fee of $4,500,000. In addition, either the Company or State Bank can terminate the Merger Agreement if the Merger has not been closed by February 28, 2015, if the failure to close is not caused by the breach of the Merger Agreement by the party electing to terminate.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Report as Exhibit 2.1 and is incorporated herein by reference. Capitalized terms used but not defined herein shall have such meanings as set forth in the Merger Agreement. The Merger Agreement has been attached as an exhibit to this Report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, State Bank or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, State Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Company agrees to furnish, supplementally, a copy of any omitted schedule to the Merger Agreement to the Securities and Exchange Commission upon request.

The Merger is expected to be consummated no later than the first quarter of 2015.

Forward-Looking Statements

Some of the statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to future expectations, including expectations of the Company related to expanding its footprint in certain markets as a result of the transaction and statements relating to the expected timing, completion and other effects, including the transition of services, related to the proposed transaction. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability to obtain the requisite regulatory and shareholder approvals for the proposed transaction and meet other closing terms and conditions, the reaction to the transaction of each bank’s customers, employees and counterparties or difficulties related to the transition of services, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this Report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, State Bank will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) to register State Bank’s shares that will be issued to the Company’s shareholders in connection with the transaction. The registration statement will include a proxy statement of the Company and a prospectus of State Bank, as well as other relevant documents concerning the proposed transaction. The registration statement and the proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about the Company, State Bank and the proposed transaction and related matters. WE URGE SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND PROXY/PROSPECTUS) BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders may obtain free copies of the documents filed with the SEC by Georgia-Carolina at its website at https://www.firstbankofga.com (which website is not incorporated herein by reference) or by contacting Thomas J. Flournoy by telephone at 706-731-6622. Security holders may also obtain free copies of the documents filed with the SEC by State Bank at its website at http://www.statebt.com (which website is not incorporated herein by reference) or by contacting Jeremy Lucas by telephone at 404-239-8626.

Participants in this Transaction

The Company, State Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed Merger will be provided in the proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding each of the Company’s and State Bank’s respective directors and executive officers, including shareholdings, is included in the Company’s definitive proxy statement for 2014, which was filed with the SEC on April 14, 2014, and State Bank’s definitive proxy statement for 2014, which was filed with the SEC on April 11, 2014. You can obtain free copies of this document from the Company or State Bank, respectively, using the contact information above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) On June 23, 2014, simultaneously with the execution of the Merger Agreement, Remer Y. Brinson, III, the Company’s President and Chief Executive Officer (and several other officers of First Bank) entered into the Officer Service Agreements, described in Item 1.01 above.

Mr. Brinson’s Separation Agreement with First Bank (the “Separation Agreement”) provides for a contingent payment to Mr. Brinson to be made in the event of his separation from First Bank during the period which is one (1) year from the Effective Date of the Merger. The Separation Agreement provides that the foregoing term of one (1) year shall automatically renew each day after the effective date, so that the term remains a one-year term until First Bank notifies Mr. Brinson—at least 90 days prior to the next renewal date—that the automatic renewal should discontinue. Any such payment made pursuant to the Separation Agreement would be equal to two times the average of Mr. Brinson’s base salary over the last three full fiscal years (or the average annualized compensation paid to him for such shorter period as he has been employed at First Bank). The foregoing description of the Separation Agreement is qualified in its entirety by reference to such agreement, which is attached to this Report as Exhibit 10.1 and is incorporated by reference herein.

Mr. Brinson’s Offer Letter with State Bank (the “Offer Letter”), to be effective upon the Effective Date of the Merger, provides for an annual base salary of $336,000. The Offer Letter also calls for a bonus of $640,000 to be paid to Mr. Brinson within forty-five (45) days of the Effective Date of the Merger, if such sum has not previously been paid to Mr. Brinson by First Bank (see Item 5.02(e)(2) below). Pursuant to the terms of the Offer Letter, Mr. Brinson will also be eligible to participate in State Bank’s bonus program with a target incentive opportunity of 50% of base salary, subject to achievement of mutually agreeable goals, and will be eligible to participate in, and receive restricted stock grants pursuant to, the State Bank Financial Corporation 2011 Omnibus Equity Compensation Plan. The foregoing description of the Offer Letter is qualified in its entirety by reference to such agreement, which is attached to this Report as Exhibit 10.2 and is incorporated by reference herein.

In consideration of the Separation Agreement and Offer Letter, Mr. Brinson has agreed to waive any change in control payments he would otherwise be entitled to receive under the Severance Protection Agreement, dated September 4, 2000, and amended and restated effective as of January 1, 2005, between First Bank and Mr. Brinson (the “Brinson Severance Agreement”), as discussed further in Item 5.02(e)(6) below.

(e)(2) On June 19, 2014, in connection with the Company’s entry into the Merger Agreement, First Bank entered into a Bonus Award Agreement with Mr. Brinson, dated June 23, 2014, pursuant to which First Bank agreed to make a payment of $640,000 to Remer Y. Brinson on or before December 31, 2014, contingent upon the attainment of both (i) all regulatory approvals required for the Merger Agreement, and (ii) approval from the shareholders of the Company of the transactions contemplated by the Merger Agreement, in both cases on or before December 31, 2014, upon approval by State Bank of payment of the payment. If either such approval is not obtained on or prior to December 31, 2014, First Bank shall be under no obligation to make the payment. State Bank has agreed to reimburse First Bank for all or one-half of this payment under certain limited conditions if the Merger does not close. The payment is subject to repayment by the executive if the executive violates any of the restrictive covenants contained in the Offer Letter by and among the executive, First Bank and State Bank. The foregoing description of the Bonus Award Agreement is qualified in its entirety by reference to such agreement, which is attached to this Report as Exhibit 10.3 and is incorporated by reference herein.

(e)(3) On June 19, 2014, in connection with the Company’s entry into the Merger Agreement, the Company’s board of directors has suspended the Company’s Directors’ Equity Incentive Plan to provide that all future compensation payable by the Company for services as a member of the Company’s board shall be payable in cash only (not Company securities).

(e)(4) On June 19, 2014, in connection with the Company’s entry into the Merger Agreement, the board of directors of the Company amended the Annual Incentive Plans for Remer Y. Brinson, III and Thomas J. Flournoy, the Company’s Chief Financial Officer, to provide for the equity portions of such plans to be converted to cash payments; specifically, cash bonuses earned which would have been converted to equity shall be paid in cash, and equity bonuses earned shall be paid in cash based upon the value of the merger consideration (i.e., the cash payment shall be equal to the product obtained by multiplying the total number of bonus shares earned by the Per Share Purchase Price (as defined in the Merger Agreement)).

(e)(5) On June 19, 2014, in connection with the Company’s entry into the Merger Agreement, the board of directors of the Company also amended the annual restricted stock award to Remer Y. Brinson, III and Thomas J. Flournoy tied to the Company’s return on average assets, to provide for the equity portions of such plans to be converted to cash payments; specifically, cash bonuses earned which would have been converted to equity shall be paid in cash, and equity bonuses earned shall be paid in cash based upon the value of the merger consideration (i.e., the cash payment shall be equal to the product obtained by multiplying the total number of bonus shares earned by the Per Share Purchase Price (as defined in the Merger Agreement)).

(e)(6) On June 19, 2014, First Bank and Remer Y. Brinson, III, entered into an amendment to the Brinson Severance Agreement, pursuant to which First Bank agreed to provide Mr. Brinson with certain benefits in the event of his termination (by him or by First Bank) within certain periods following a Change in Control (as such term is defined in the Brinson Severance Agreement). The amendments related to the timing of any payments made to Mr. Brinson pursuant to the Brinson Severance Agreement, with the intention of aligning such agreement with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the amendment to the Brinson Severance Agreement is attached hereto as Exhibit 10.4, which is incorporated herein by reference.

(e)(7) On June 19, 2014, First Bank and Thomas J. Flournoy, entered into an amendment to the Severance Protection Agreement, dated June 24, 2009 (the “Flournoy Severance Agreement”), between First Bank and Mr. Flournoy, pursuant to which First Bank agreed to provide Mr. Flournoy with certain benefits in the event of his termination (by him or by First Bank) within certain periods following a Change in Control (as such term is defined in the Flournoy Severance Agreement). The amendments related to the timing of any payments made to Mr. Flournoy pursuant to the Flournoy Severance Agreement, with the intention of aligning such agreement with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the amendment to the Flournoy Severance Agreement is attached hereto as Exhibit 10.5, which is incorporated herein by reference.

(e)(8) Effective June 24, 2014, First Bank and Remer Y. Brinson, III have entered into an amendment to Mr. Brinson’s Supplemental Executive Retirement Plan (“SERP”). Mr. Brinson’s SERP was amended to confirm that consummation of the Merger will vest 80% of his normal retirement benefit payable at age 65 (calculated at closing of the transaction). The SERP was also amended to freeze the normal retirement benefit at the level based on his annual base salary as of the closing of the Merger. Mr. Brinson will not accrue any more benefits under his SERP (although he will be entitled to vest in the remaining 20% of his normal retirement benefit which is not becoming fully vested as part of the Merger). In addition, the SERP was amended to bring the documents into compliance with Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the amendment to the SERP is attached hereto as Exhibit 10.6, which is incorporated herein by reference.

Item 8.01. Other Events.

On June 24, 2014, the Company issued a joint press release with State Bank announcing the execution of the Merger Agreement. A copy of the joint press release is attached to this Report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 23, 2014, by and between State Bank Financial Corporation and Georgia-Carolina Bancshares, Inc.

10.1	Separation Agreement by and between First Bank of Georgia and Remer Y. Brinson, III, dated June 23, 2014.

10.2	Offer Letter by and among, First Bank of Georgia, State Bank Financial Corporation and Remer Y. Brinson, III, dated June 23, 2014.

10.3	Bonus Award Agreement between First Bank of Georgia and Remer Y. Brinson, III, dated June 23, 2014.

10.4	Amendment to Severance Protection Agreement between First Bank of Georgia and Remer Y. Brinson, III, dated June 19, 2014.

10.5	Amendment to Severance Protection Agreement between First Bank of Georgia and Thomas J. Flournoy, dated June 19, 2014.

10.6	Amendment to Supplemental Executive Retirement Plan between First Bank of Georgia and Remer Y. Brinson, effective June 24, 2014.

99.1	Form of Support Agreement.

99.2	Press Release dated June 24, 2014 of State Bank Financial Corporation and Georgia-Carolina Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

Dated: June 24, 2014	By:	/s/ Remer Y. Brinson, III
Remer Y. Brinson, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 23, 2014, by and between State Bank Financial Corporation and Georgia-Carolina Bancshares, Inc.

10.1	Separation Agreement by and between First Bank of Georgia and Remer Y. Brinson, III, dated June 23, 2014.

10.2	Offer Letter by and between State Bank Financial Corporation and Remer Y. Brinson, III, dated June 23, 2014.

10.3	Bonus Award Agreement between First Bank of Georgia and Remer Y. Brinson, III, dated June 23, 2014.

10.4	Amendment to Severance Protection Agreement between First Bank of Georgia and Remer Y. Brinson, III, dated June 19, 2014.

10.5	Amendment to Severance Protection Agreement between First Bank of Georgia and Thomas J. Flournoy, dated June 19, 2014.

10.6	Amendment to Supplemental Executive Retirement Plan between First Bank of Georgia and Remer Y. Brinson, effective June 24, 2014.

99.1	Form of Support Agreement.

99.2	Press Release dated June 24, 2014 of State Bank Financial Corporation and Georgia-Carolina Bancshares, Inc.